Exhibit 99

              Fortune Brands Reports Record Third Quarter Results; EPS Grows at Strong Double-Digit Rate as Sales Increase 14%

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--Oct. 22, 2004--

   Company Now Sees 2004 EPS before Charges/Gains Rising 20% or More

    Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today reported record earnings per share that grew at a strong double-digit rate in the third quarter of 2004. Share-gain initiatives, including successful new products and expanded customer relationships, drove strong underlying sales growth. High-return acquisitions, supply-chain efficiencies and the successful profit recovery program in the office products business further strengthened the company's performance.

    -- Net income increased 55% to $226.8 million, and earnings per diluted share grew to $1.52, up 57% from $0.97 a year ago. In addition to strong operating performance, comparisons also benefited from a substantial tax-related credit and lower restructuring-related charges.

    -- Diluted EPS before charges/gains was $1.20, up 20% from $1.00 and two cents above the mean estimate of Wall Street securities analysts.

    -- Net sales were $1.8 billion, up 14% to a record. Sales benefited 9% from the net impact of acquisitions, favorable foreign exchange and lower excise taxes.

    --  Operating income was $285.8 million, up 20%.

    --  Return on equity was 25.3%.

    --  Return on invested capital was 15.6%.

    --  Year-to-date share repurchases total 3.8 million shares.

    "Fortune Brands delivered another very strong quarter of broad-based growth as we continued to gain share in key markets and create value for our shareholders," said Fortune Brands chairman & CEO Norm Wesley.

    Winning in the Marketplace

    "We're driving sales growth and gaining share in a number of ways," Wesley continued. "That includes successful investments to grow market-leading products such as the Titleist Pro V1 golf ball, new Moen faucets, and Jim Beam bourbon. As a partner of choice for major customers, we're benefiting from the rollout of successful kitchen and bath cabinet lines and entry doors at additional home center stores, as well as expanded relationships with large builders, dealers and wholesalers. Reflecting solid execution, we're successfully growing the high-return Therma-Tru doors brand that we acquired last November. And with a sharpened marketplace focus, our office products brands grew sales for the third quarter in a row. Beyond winning in the marketplace, we also added value for shareholders in the quarter with another double-digit dividend increase. We're pleased that we delivered such strong results in spite of challenging comparisons and higher commodities costs, which we were able to offset with higher volumes, supply chain efficiencies and select price increases.

    Outlook for Fourth Quarter & Full Year Exceeds Long-Term Goals

    "Fortune Brands remains on track for another excellent year," Wesley added. "For the fourth quarter, we're targeting to comfortably achieve double-digit growth in diluted EPS before charges/gains. For the full year 2004, we expect to further extend our track record of consistently strong results and improved returns. Our long-term goal is to grow diluted earnings per share at a double-digit rate, and we now expect that diluted EPS before charges/gains for 2004 will grow by 20% or more. We also now expect that free cash flow for 2004 will be near the top of our $400-450 million target range."

    Fortune Brands, Inc. is a $7 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

    This press release discusses earnings per share before charges/gains and free cash flow, measures not derived in accordance with generally accepted accounting principles. These measures should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures is presented in the attached pages.



                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                      Three Months Ended September 30,
                                               2004      2003 %Change

Net Sales                                   $1,812.1  $1,583.8   14.4

      Cost of goods sold                     1,000.8     848.3   18.0

      Excise taxes on spirits and wine          70.6      78.6  (10.2)

      Advertising, selling, general
        and administrative expenses            436.5     400.4    9.0

      Amortization of intangibles                8.6       4.6   87.0

      Restructuring and restructuring-related
         items                                   9.8      13.0  (24.6)

Operating Income                               285.8     238.9   19.6

      Interest expense                          22.5      18.2   23.6

      Other (income) expense, net              (10.1)    (18.8)  46.3

      Income taxes                              41.7      89.5  (53.4)

      Minority interests                         4.9       3.9   25.6

Net Income                                     226.8     146.1   55.2


Earnings Per Common Share
      Basic                                     1.57      1.01   55.4
      Diluted                                   1.52      0.97   56.7

Avg. Common Shares Outstanding
      Basic                                    144.0     145.1   (0.8)
      Diluted                                  148.8     149.9   (0.7)

                                       Nine Months Ended September 30,
                                             2004     2003  %Change

Net Sales                                 $5,409.4  $4,558.0  18.7

      Cost of goods sold                   2,979.7   2,470.5  20.6

      Excise taxes on spirits and wine       214.2     220.4  (2.8)

      Advertising, selling, general
        and administrative expenses        1,331.2   1,163.0  14.5

      Amortization of intangibles             28.0      14.1  98.6

      Identifiable intangible write-downs        -      12.0     -

      Restructuring and restructuring-related
        items                                 45.0      26.1  72.4

Operating Income                             811.3     651.9  24.5

      Interest expense                        65.9      55.0  19.8

      Other (income) expense, net            (36.6)    (35.5) (3.1)

      Income taxes                           233.9     198.0  18.1

      Minority interests                      13.8      12.1  14.0

Net Income                                   534.3     422.3  26.5


Earnings Per Common Share
      Basic                                   3.67      2.90  26.6
      Diluted                                 3.56      2.82  26.2

Avg. Common Shares Outstanding
      Basic                                  145.3     145.5  (0.1)
      Diluted                                150.3     149.9   0.3

Actual Common Shares Outstanding
      Basic                                  144.0     145.3  (0.9)
      Diluted                                149.1     150.0  (0.6)


                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

NET SALES AND OPERATING INCOME
                                      Three Months Ended September 30,
                                             2004       2003  %Change
Net Sales
      Home and Hardware                     $959.4     $740.1    29.6
      Spirits and Wine                       279.3      281.8    (0.9)
      Golf                                   269.6      275.2    (2.0)
      Office                                 303.8      286.7     6.0
Total                                     $1,812.1   $1,583.8    14.4

Operating Income
      Home and Hardware                     $161.7     $132.1    22.4
      Spirits and Wine                        74.6       69.6     7.2
      Golf                                    27.0       33.5   (19.4)
      Office                                  38.3       17.0   125.3
      Corporate expenses                      15.8       13.3    18.8
Total                                       $285.8     $238.9    19.6


Operating Income Before Charges (a)
      Home and Hardware                     $171.1     $132.1    29.5
      Spirits and Wine                        74.6       69.6     7.2
      Golf                                    27.6       35.2   (21.6)
      Office                                  38.1       28.3    34.6
Less:
      Corporate expenses                      15.8       13.3    18.8
       Restructuring and restructuring-related
        items                                  9.8       13.0   (24.6)
Operating Income                            $285.8     $238.9    19.6

NET SALES AND OPERATING INCOME
                                       Nine Months Ended September 30,
                                               2004      2003  %Change
Net Sales
      Home and Hardware                     $2,733.7  $2,064.7   32.4
      Spirits and Wine                         815.8     774.6    5.3
      Golf                                   1,016.4     929.4    9.4
      Office                                   843.5     789.3    6.9
Total                                       $5,409.4  $4,558.0   18.7

Operating Income
      Home and Hardware                       $436.6    $339.8   28.5
      Spirits and Wine                         217.3     197.0   10.3
      Golf                                     151.7     134.7   12.6
      Office                                    58.3      21.9  166.2
      Corporate expenses                        52.6      41.5   26.7
Total                                         $811.3    $651.9   24.5


Operating Income Before Charges (a)
      Home and Hardware                       $448.5    $339.8   32.0
      Spirits and Wine                         217.3     197.0   10.3
      Golf                                     157.2     138.4   13.6
      Office                                    85.9      56.3   52.6
Less:
      Corporate expenses                        52.6      41.5   26.7
      Identifiable intangible write-downs          -      12.0      -
      Restructuring
        and restructuring-related items         45.0      26.1   72.4
Operating Income                              $811.3    $651.9   24.5

(a) Operating Income Before Charges, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items and identifiable intangible write-downs. Management uses this and other measures to determine the returns generated by our operating subsidiaries and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
                                              2004 Full Year
                                              Targeted Range
Free Cash Flow (b)                            $  400 - 450
Add :
Net Capital Expenditures                         225 - 240
Dividends Paid                                      184
Cash Flow From Operations                     $  809 - 874

(b) The term "free cash flow" is cash flow from operations less net capital expenditures and dividends paid to stockholders, assuming the September 30th dividend rate and basic shares outstanding. Free cash flow is not a measure under generally accepted accounting principles
(GAAP) and should not be considered as a substitute for any measure derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may also be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS

The following sets forth EPS Before Charges/Gains, which is a measure not derived in accordance with GAAP:

In 2004, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $9.8 million ($1.2 million after tax) and $45 million ($31 million after tax) restructuring and restructuring-related items recorded in the three-month and nine-month periods ended September 30, 2004. EPS Before Charges/Gains also excludes a $49.2 million tax reserve reversal recorded in the three-month period ended September 30, 2004 and $12 million ($7.6 million after tax) in insurance proceeds from a Kentucky bourbon warehouse fire recorded in the nine-month period ended September 30, 2004.

In 2003, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $13 million ($10.7 million after tax) and $26.1 million ($19.2 million after tax) restructuring and restructuring-related items recorded in the three-month and nine-month periods ended September 30, 2003. EPS Before Charges/Gains also excludes $10.7 million ($6.9 million after tax) in tax-related interest income recorded in the three-month period ended September 30, 2003 and a $35 million tax reserve reversal and $12 million ($8 million after tax) in identifiable intangible write-downs recorded in the nine-month period ended September 30, 2003.

Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.

                                      Three Months Ended September 30,
                                            2004      2003  %Change

Net Income Before Charges/Gains           $178.8    $149.9     19.3

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains       1.24      1.03     20.4

      Tax-related gains                     0.34      0.05    580.0

      Restructuring and restructuring-related
        items                              (0.01)    (0.07)    85.7

Net Income                                  1.57      1.01     55.4


Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains       1.20      1.00     20.0

      Tax-related gains                     0.33      0.04    725.0

      Restructuring and restructuring-related
        items                              (0.01)    (0.07)    85.7

Net Income                                  1.52      0.97     56.7

                                       Nine Months Ended September 30,
                                              2004      2003  %Change

Net Income Before Charges/Gains             $508.5    $407.6     24.8

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains         3.50      2.80     25.0

      Kentucky bourbon warehouse
        fire insurance proceeds               0.05         -        -

      Identifiable intangible write-downs        -     (0.06)   100.0

      Tax-related gains                       0.34      0.29     17.2

      Restructuring
        and restructuring-related items      (0.22)    (0.13)   (69.2)

Net Income                                    3.67      2.90     26.6


Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains         3.38      2.72     24.3

      Kentucky bourbon warehouse
        fire insurance proceeds               0.05         -        -

      Identifiable intangible write-downs        -     (0.05)   100.0

      Tax-related gains                       0.33      0.28     17.9

      Restructuring
        and restructuring-related items      (0.20)    (0.13)   (53.8)

Net Income                                    3.56      2.82     26.2

RECONCILIATION OF 2004 EARNINGS GUIDANCE TO GAAP

The Company is targeting fourth quarter 2004 EPS before charges/gains to comfortably achieve double-digit growth.

For the full year 2004, the Company is targeting EPS before charges/gains to grow by 20% or more. The Company currently expects 2004 EPS on a reported basis to grow at a higher rate. While the Company currently expects net gains in the range of $0.15-0.17 per share in 2004 versus a net gain of $0.07 per share from charges/gains in 2003, favorable resolution during the fourth quarter of select tax items currently being reviewed by the Congressional Joint Tax Committee could potentially result in the release of additional tax reserves of $40 million (approximately $0.27 per share) that would benefit this year's earnings. The estimated $0.15-0.17 per share range consists of charges of $0.21-0.23 in restructuring and restructuring related items entirely offset by $0.33 in tax credits related to the resolution of the routine audit of the Company's 1997-2001 tax returns and $0.05 in insurance proceeds related to a fire at a Jim Beam warehouse last year recorded in the first quarter of 2004.

EPS Before Charges/Gains, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Net Income calculated on a per share basis excluding restructuring and restructuring-related items, as well as write-downs in intangibles, tax reserve reversals and tax-related interest income. Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

The Company recorded pre-tax restructuring and restructuring-related items of $9.8 million ($1.2 million after tax) and $45 million ($31 million after tax) in the three-month and nine-month periods ended September 30, 2004. The charges relate to rationalization of operations in the Office, Golf and Home and Hardware segments.

Separately, in the three-month period ended September 30, 2004, the Company recognized a tax benefit of approximately $7 million associated with its non-U.S. Office segment in connection with a change in its expectations about the utilization of certain losses. The predominate portion of this tax benefit was restructuring related and it is reflected in the income tax benefit line.

                 Three Months Ended September 30, 2004
                (In millions, except per share amounts)

                                  Restructuring-Related Items
                                            Cost of
                                             Sales    SG & A
                            Restructuring   Charges   Charges    Total

      Home and Hardware              $7.8     $1.6      $-       $9.4
      Golf                              -      0.6       -        0.6
      Office                         (0.1)    (0.1)      -       (0.2)
                  Total              $7.7     $2.1      $-       $9.8


Income tax benefit                                                8.6
Net charge                                                       $1.2
Charge per common share
    Basic                                                       $0.01
    Diluted                                                     $0.01

                 Nine Months Ended September 30, 2004
                (In millions, except per share amounts)

    Restructuring-Related Items
                                                 Cost of
                                                  Sales  SG & A
                                   Restructuring Charges Charges Total

      Home and Hardware                      $8.8   $3.1    $-  $11.9
      Golf                                    0.6    4.9     -    5.5
      Office                                 19.4    4.6   3.6   27.6
                  Total                     $28.8  $12.6  $3.6  $45.0


Income tax benefit                                               14.0
Net charge                                                      $31.0
Charge per common share
    Basic                                                       $0.22
    Diluted                                                     $0.20

                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                                  September  September
                                                   30, 2004   30, 2003
Assets
    Current assets
        Cash and cash equivalents                    $195.1    $161.7
        Accounts receivable, net                    1,051.0     942.3
        Inventories                                 1,049.4     869.0
        Other current assets                          262.9     281.3
          Total current assets                      2,558.4   2,254.3

      Property, plant and equipment, net            1,322.1   1,191.0
      Intangibles resulting from
        business acquisitions, net                  3,358.5   2,400.7
      Other assets                                    481.2     398.4

          Total assets                             $7,720.2  $6,244.4


Liabilities and Stockholders' Equity
    Current liabilities
        Short-term debt                              $543.3    $381.8
        Current portion of long-term debt             200.4      25.6
        Other current liabilities                   1,461.6   1,369.9
          Total current liabilities                 2,205.3   1,777.3

    Long-term debt                                  1,241.0     841.5
    Other long-term liabilities                     1,021.1     744.5
    Minority interests                                371.2     368.4
          Total liabilities                         4,838.6   3,731.7

    Stockholders' equity                            2,881.6   2,512.7

          Total liabilities and stockholders'
           equity                                  $7,720.2  $6,244.4


     CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media), 847-484-4415
             or
             Tony Diaz (Investor Relations), 847-484-4410